Exhibit 10.2
SUMMARY OF BONUS PLAN ARRANGEMENTS FOR EXECUTIVE OFFICERS
Unwritten arrangement as to the expectations of the Compensation Committee as to cash bonuses to be awarded, but subject to modification from time to time in the sole discretion of the
Compensation Committee
As amended September 7, 2005 and September 28, 2005
Cash Incentive Bonus Arrangements for Certain Corporate Executives (“Corporate Bonus Plan”)
A cash bonus pool is established under the Corporate Bonus Plan equal to specified percentages of portions of the Company’s fiscal 2006 pre-tax profit that are above targeted base profit levels, computed after payment of all bonuses and incentives. The aggregate bonus pool under the Corporate Bonus Plan will be $1,100,000 if the Company achieves target budgeted pre-tax profits, and the pool will be smaller or greater depending upon actual pre-tax profit levels.
(a)	Executive officers who will receive bonuses as a percentage of the final Corporate Bonus Plan pool:

Executive Officer	Target Bonus
Gregory T. Novak	$250,000
Leonard R. Bayer	$130,000
Frank J. Connolly, Jr.	$135,000
Dennis K. Bhame	$50,000
(b)	Executive officers who will receive bonuses based 50% on their respective percentages of the final Corporate Bonus Plan pool and 50% upon performance factors related to research operations:

Executive Officer	Target Bonus
David B. Vaden	$100,000
Cash Incentive Bonus Arrangements for Certain Business Unit Executives (“Business Unit Plan”)
Under the Business Unit Bonus Plan, an employee generally receives 45% of bonus based upon the achievement of targeted operating profits of the applicable business unit or group, 45% of bonus based upon achievement of either a broader business unit or group’s achievement of targeted operating profits, and 10% of bonus in the discretion of management.
(a)	Executive officers who will receive bonuses based 45% on Company-wide performance, 45% on the performance of U.S. operations, and 10% on a discretionary basis:

Executive Officer	Target Bonus
Arthur E. Coles	$75,000
Dee T. Allsop	$75,000
(b)	Executive officers who will receive bonuses based 45% on Company-wide performance, 45% on the performance of European operations, and 10% on a discretionary basis:

Executive Officer	Target Bonus
George H. Terhanian	$60,000
(c)	Executive officers who will receive bonuses based 90% on European operations and 10% on a discretionary basis:

Executive Officer	Target Bonus
Aled W. Morris	£40,000